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Commission File No.: 000-54020

On November 21, 2013, Mr. Ken Potashner, Executive Chairman of Parametric Sound Corporation (“Parametric”), and Juergen Stark, CEO of VTB Holdings, Inc. (“Turtle Beach”), made a joint presentation describing certain business, financial and other matters pertaining to Parametric, Turtle Beach and the pending merger contemplated by the Agreement and Plan of Merger (“Merger Agreement”) dated August 5, 2013, by and among Parametric, Turtle Beach and Paris Acquisition Corp., a wholly-owned subsidiary of Parametric. As previously announced by press release on November 12, 2013 the presentation was webcast.

Below is a transcript of the webcast presentation:

<<David M. Mossberg, Analyst, Three Part Advisors LLC>>

All right, we’ll go ahead and get started, Dave Mossberg with Three Part Advisors, for those of you who don’t know me. Next company has been a client of ours for – since April of 2012, have a great story. We started working about $4 a share, stocks between $12 and $15 a share here recently, very exciting news here, look to merge with Turtle Beach and which is obviously a big mile stone in the history of the company. And really Turtle Beach has dominant market share – 50% market share in the gaming – high-end gaming headset market, our global distribution footprint, and the ability to really accelerate the commercialization of Parametric Sound, which also has some really incredible audio technology.

So with that, I’ll let these guys take over the presentation and I will introduce Ken Potashner, who is the Executive Chairman.

<<Kenneth F. Potashner, Director and Executive Chairman>>

Yes. Thank you everyone for attending. So I’m going to be brief, because you’ll be much less interested in where we’ve got, how we’ve got into where we are then where we were going, and Juergen will take you through that piece. But very quickly we’ve got this very innovative disruptive technology, so we’re able to take an audio signal, overlay it on to an ultrasonic beam – on to an ultrasonic wave and then beam that wave.

So if you think of it in the context of a sound laser or a sound flashlight, so we’re able to put you if you’re in that beam, we’re able to create a very immersive 3D high fidelity sound footprints, that’s pretty spectacular, we’re going to give a quick demo as well. If you’re outside of the beam, the sound goes to zero very quickly. So that opens up a broad set of commercial as well as consumer as well health application.

So the company was on a path, we had a three-tiered strategy, one was to take the technology and license it, so we have relationships with who is who in the consumer of electronic space, everyone is under NDA with us, very active licensing discussions are underway.

Secondly, we had a commercial strategy of let’s take the technology, deploy it into some high value reference sites, so places like McDonald’s, Rite Aid’s, Build-a-Bear, where we have audio beam hitting kids at different work stations. So a broad set of deployments in the pipeline we’ve established there. Then the third piece which may end up in the most exciting pieces of all is we have ability to take people with hearing issues and unlike conventional speakers, which vibrate and create the sound hear our beam by disrupting air is creating sound as it goes.

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So sound is literally being created at your ears and people who are aging and people with hearing malodies are getting pretty dramatic benefit, they hear louder, they hear clear, so that’s going to be a major opportunity as well.

So we were progressing on here is three-tiers pushing the ball forward in all three, engage the dialogue with Turtle Beach in terms of licensing. So Turtle Beach 50% plus market share leader in the gaming headset business lead player. Our discussion there was, let’s license them and create some new product opportunities. And that discussion quickly evolved, so let’s put the two companies together and Juergen will give you the rationale for that.

So timeline is we’ve crossed all the major hurdles as we see them, so the deal has got, we’re not creating an antitrust situation. We’ve been through all the steps, what’s remaining simply at this point, initial proxy out. We have a final proxy out at end of the month, very first week of December and the shareholder vote shortly thereafter and we expect to consummate the deal by the end of the year, so it’s tracking very aggressively at this point.

So with that, I’m going to hand the presentation over to Juergen Stark. So Juergen is the CEO of Turtle Beach, and as we combine the company, he’ll be the CEO of Parametric Sound.

<<Juergen Stark, Chief Executive Officer>>

Okay, thank you very much Ken. Nice to see everybody here today, I’m Juergen Stark, I’m the CEO of Turtle Beach. I joined Turtle Beach in September of 2012. Before that just by the way a quick introduction I was the Chief Operating Officer of Motorola’s mobile business. And came into Turtle Beach in September of last year because of the franchise that the company has built in the audio technology and gaming segments. I’ll talk you through that. But let me just start with two pages of summary. Today, we’re going to talk about the merger of two companies Turtle Beach and Parametric Sound as Ken mentioned.

In a nutshell and I’ll go through this in a lot more detail. Turtle Beach is the 35-year old company that is innovated in audio for many years has a number one position in gaming headsets with over 50% market share, outstanding retail relationships globally a very good supply chain. The company has grown quickly in the last two years more than doubled in size and is very profitable. We are combining with Parametric Sound, which Ken has described, and I will go into more detail on is what we view is one of the most disruptive innovations in audio that we can imagine.

Parametric Sound has the R&D and the patents behind this ultrasound based audio. And by combining the companies we’re taking the product audio technology commercialization capabilities of Turtle Beach plus the good economics and the good financials and the ability to make investments. And using that to fully commercialize and accelerate the development of Parametric’s ultrasound audio.

One of the things I will talk more through at the end of this is we have a goal and internal aspiration, not guidance, not a forecast, our internal aspiration to move the company from $200 million today in revenue to a billion dollars. And again just in the summary and I will go through this in more detail that’s going to be driven by growth in gaming headsets. By some of the new things we are doing at Turtle Beach in the media headset category. And by ramping initially in the near-term the commercial products for Parametric Sound and then longer term adding the core growth in gaming headsets and media headsets with the technology that Ken mentioned on enabling people with hearing impairments to utilize the Parametric Sound technology to hear their TV sets. And then continue to be growing the commercial business in other parts of Parametric.

So all of this very important part of the philosophy and the foundation of the company both historically and what we will leverage in the future is the company and the success of Turtle Beach has been based on audio technology and innovation in audio. So, we don’t do commoditized products, we don’t bid out to Chinese vendors, we focus on what are the innovations that will drive the market share and the ability to have differentiated products in gaming headsets. And then deliver very high quality products. And we will apply that philosophy and thinking across the full suite of products including the Parametric products over time. So I’m going to take a quick step back and give you more full introduction of both companies.

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So, Turtle Beach 35-year old company as I mentioned early and many decades ago was developing synthesizers. Then was one of the leaders in the PC audio category, PC sound cards. And in 2005 the company invented the category of gaming headsets, gaming headsets are very important are different than stereo headphones in two ways.

First of all the gamers that are using these are often communicating with each other, so these headsets have to have two way communication capability meaning a mike in good voice pick up, the most common use case of these is multi-player gaming, people are running around, kids are running around shooting each other while they’re talking with their teammates wherever they might be located.

So you have to have differentiation or difference number one is two way communication. The second thing and very relevant to what I will talk about with Parametric Sound is gaming headsets are better middle and high tier headsets have very sophisticated audio processing built into the headsets, you don’t find this in stereo headphones, so as an example our headsets will do things like make footsteps louder so that a gamer has an advantage and it’s known in the gaming community to be an actual advantage where they can hear somebody coming and they can hear where they’re coming from because they can pick up the footsteps or do things just to take two examples – goes off in front of the player, the chat audio volume goes up and down automatically so they don’t miss commands or interactions with their colleagues in the game.

Two examples, I’ll give a few more later but very important to understand that gaming headsets have a level of technology that is not typically a normal stereo headphone, so we don’t we view them as a very, very different category. The company invented the category and in the past year has driven every innovation in the field, first wireless gaming headsets for surround headsets for as dual channel wireless headsets and has delivered those innovations with very high quality products.

The company has a very diverse line of headsets in the console space, so console is Xbox and PlayStation that’s the majority of our business today is headsets for those two platforms and we cover all price points from $30 up to $300 and across Xbox,

PlayStation, a little bit of Nintendo as well but PlayStation and Xbox are the core of the business.

We also have some headsets that are in the smaller market of PC gaming headsets and then I’ll talk more about the headsets we’ve introduced in the Apple stores in a few minutes.

So I mentioned product innovation and quality and it’s a real important part over the culture of the company and the fabric of how we become successful. The company a few years ago had virtually no marketing department, so you will see in a moment here has built the 50% market share in gaming headsets with the next biggest independent player being up roughly one tenth the size and the company has done that by leading the innovation and technology development in the headsets and always differentiating by staying ahead on that front versus maybe a different kind of business model where you use marketing to stay ahead of every body else or branding.

The company had a very good brand but the core of the growth and the success has been driven by good quality products with real innovations.

So that as I mentioned the company is looking at 2012 NPD data this is domestic date where it is well tracked 53% market share, Sony and Microsoft each have call it roughly 12% that market share by the way is largely driven by what they call chat communicators it’s in over the ear microphone and speaker that just does the inter-player communication doesn’t provide the game audio it’s a very we view it as a very kind of low end audio product that enables people to play multi-player and it’s kind of an up sell opportunity for us.

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Sony does have two of their own gaming headsets, Microsoft doesn’t and so that’s kind of the next two market share players and then you can see the first independent player Mad Caps with 5.4% market share so roughly one tenth our size, very, very positive brand in the space as I mentioned well known for technology, innovation and quality typically if you ask a gamer about headsets they will say Turtle Beach, Turtle Beach is the best that’s the headset you got to buy and we’ve pointed the bottom 9 of the top 10 best selling third party gaming headsets in 2012 and top 5 best selling third party gaming headsets in the U.S. since 2005 in dollars here. Right so a lot of good milestones, I call it a franchise the company has built a very good franchise in this space because of that and because of the way we manage retail, the company has also has a very broad distribution over 27,000 store fronts, 44 countries very well distributed in the United States with a lot of point of distribution expansion in the past two years.

Exceptionally good relationships with companies like Best Buy and GameStop and Wal-Mart not only because of the strength of our brand and the appeal of the products but because we manage the relationships with the retailers in a way to make sure that everybody makes money and is successful with our product very similar kinds of relationships with companies in the UK and we’re establishing relationships in Asia and Lat Am, Latin America is two areas where we foresee for future growth.

On the right side of this you’ll notice what we call Kiosk, they are really point to sale displays, very, very unique competitive advantage for the company, we have 15,000 of these displays deployed globally and what this is if we go into Best Buy, you go into the Xbox, or PlayStation aisle first of all you’ll see that a lot of the package shelf space are Turtle Beach headsets, our price points you also notice that there is an interactive tablet driven display that allows consumers to try four headsets and with the associated marketing and all that and then the product underneath that kiosk as we call them, kiosk is our internal term we don’t buy things from it like a Red Box kiosk but it is we get the floor space from the retailers to put these in they are big sales driver for us and with 15,000 deployed, we view this as a real competitive advantage in the market.

So very good retail relationships we have, we have a very good economical and effective supply chain distributing to all the countries you can see here market in red very strong market share as I mentioned in the United States, North America, very strong in the UK, good in Europe and Europe is a growth opportunity that we’ve been focused on and foresee anticipate more growth there in the future, very strong in Australia and then as I mentioned Latin America and China are two places that we expect future growth and market share gains, China interestingly after having consoles be a legal there for up until a few months ago, has now allowed the new Xbox and PlayStation consoles to start at being in the country.

So we view that as a good future growth opportunity, so that’s Turtle Beach as a business, very, very I will take you guys through the numbers in a few minutes but a good strong franchise with an impressive market share, and very good product and technology leadership in this segment, it’s very easy to think about Turtle Beach as a gaming headset company, I will tell you that’s not the way I think about it and that’s not the way I thought about it when I joined the company last year, I think about Turtle Beach before I get into Parametric side is an audio technology company, with very strong proven capability to commercialize audio technology which today happens to be in the form of gaming headsets.

Parametric HyperSound as we call it, so Ken mentioned this is a very, very disruptive innovation in audio, when Ken and I first met back in the end of March, we started discussions around a gaming sound bar and the ability to utilize the directional 3D sound of the Parametric system for sound bar, I have been in tech my whole career, I have seen a lot of innovations, I have never seen anything like this, I got the demo and very quickly within a day began conversations with Ken about putting the two companies together because again if you think about Turtle Beach as an audio technology company that can commercialize technology.

Parametric on the other hand was an R&D capability with good patents and good disruptive innovation in these ultrasound speakers and putting them together would allow us to rapidly commercialize and fund the investment to bring that technology to market.

So let me Ken described the technology it’s essentially the way I think about it like a flashlight beam versus a light bulb and if a normal speaker is a light bulb, where it fills the room, this is like a tight flashlight beam and it’s got three very unique characteristics, the first is because like a flashlight beam you’re only getting audio where you want it, you get directional sound and you have people anybody who need sound only in one location but not another locations, can have an application for it.

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So as an example Ken and his team have deployed solutions at McDonalds in the pilot where they have a few tables that have the audio from the TV, directional audio, imagine the flashlight beam lighting up those tables, but the rest of the restaurant and the restaurant staff doesn’t have to listen to the audio, so you can pick where you want to sit by using this technology that doesn’t work with normal speakers obviously because the normal speakers would have everybody hearing it.

There are many retail display kind of capabilities that will utilize directional sound, imagine walking up to a display and not being able to hear anything until you are standing right in the sweet spot and then you get immersive 3D sound, a very, very potentially interesting advertising and retail display technology, lots of those kind of applications people have talked to the Parametric guys about audio or auto applications try to imagine them the driver of getting them now instructions with others and everyone else in the car having to hear it, the kids in the back seat being able to watch their movies without having the audio spill over in the rest of the car, lots of interesting applications that take advantage of the first unique characteristic of highly directional sound.

The second unique characteristic is because of the fact that it’s a flash light beam equivalent if you are an individual person you are sitting in front of it, you can have the right speaker in your right ear and the left speaker hit your left ear, and because in normal speakers both ears are hearing all the speakers right, the only place actually you can get truly separated channels of sound is with the headset, that’s why audio and a headset is so good and so immersive because your left ear is not hearing the right channel and your right ear is not hearing the left channel.

Well because you can sit in front of this system and have each ear only hear that channel, you get fully immersive 3D sound that you can’t get from normal speakers. So in a example the reason why you have five speakers or seven speakers is to trick each ear and hearing something little bit better depending on where the speakers located. You can get just like we do in our headsets, fully immersive 3D sound with sound coming from wherever you want to come from with these two emitters not five speakers or seven speakers, that’s the second characteristic.

The third characteristic Ken mentioned is that people with hearing impairments, we’ve down our own diligence by the way in the Turtle Beach side 30 test subjects go from having difficult time understanding the regular speakers, TV to being able to understand very, very well with the Parametric technology, there the companies have been working with audiologists and there is some evidence that the audio penetrates deeper into the ear panel and skips some of the degraded hair cells to the front of the audio canal, I’m not an audiologist that want to go in a more detail than that. But we have had our own experience with people taking hearing aids out and saying they can hear better than they have heard in 10 years using that audio example.

The application there is I believe quite obvious, you have a lot of people who are watching TV, who are driving everybody else in the family crazy because they have to have the TV turned up and they still may not be understand it very well and the solution here using Parametric system is you have the normal audio that fills the room, you still need it this is not a living room speaker replacement right now because it’s directed at a person, but the person in the household who has a hearing impairment can sit in their chair and they typically always have a chair or a recliner in the case of my dad, point that Parametric system there have the normal audio be for everybody else.

But have that Parametric solution be for the person with the hearing impairment, right and so we see a very, very high potential that’s the third unique characteristic of the technology, one of the things I will just spend a minute on this or one of the things that has come up is the technology ultrasound audio has been around for something like 40 years, the same way that LED lighting and I like this example because there are lot of good parallels, LEDs are little red lights, they have been around for four years, the LED lights have only recently been able to start having a market potential as a consumer light bulb replacement.

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Right now is using a light before the analogy and I think there are lot of good parallels, LEDs have been around for long time but they are too expensive, they generate too much heat, the color of the light was wrong, lots of things that had to be broken through before you could actually ever get to an LED light bulb right that is now starting to become a consumer product, a very similar way as we did our diligence on the technology here that the Parametric team has broken through the barriers that have taken Ultrasound audio from a laboratory almost unusable type of application to an application that is now you can see line of sight to a real consumer sort of application.

Three places where the company is innovated and patented. First of all there is very sophisticated digital signal processing behind the scenes that’s working in this technology, both pre-processing of audio and post processing of audio, note by the way that behind a lot of the secrets of Turtle Beach gaming headsets is audio processing, digital signal processing, it’s something we do very well, we have a lot of capability in, so some without understanding that it’s easy to look at this and say why is the headset company buying Parametric speaker company.

Well a lot of the engineering is very common behind the scenes, we turn it into gaming headsets, they turn into ultrasound speakers, the second place that the company is innovated and patented is in the electronics, and the older ultrasound solutions because you are vibrating a film and ultrasound speed, in a very high voltage, had cables going to the I will call them speakers that were 600 volts.

Some of the innovations in electronics allow this to be done with a normal speaker cable. Again developed, innovated and patented it and then the last thing is the emitter themselves, the speakers, other older solutions were two feet square there is no consumer application for putting something that’s two feet by two feet into your living room. And so the innovations are they broke the size barrier to allow the film to be smaller now approaching the size of a bookshelf speaker, so again line of sight to consumer apps, much lower costs and significantly improved audio performance, the volume level of the audio much, much better even though the size is smaller.

So from us from Turtle Beach side we look at this and the judgment we’ve made in this deal is this technology is now broken through with some key innovations to allow the LED light bulb equivalent to get started. Real consumer applications of the technology, so very, very interesting Ken mentioned before there is a lot of applications, one of the challenges frankly is there are so many applications for this who are going to prioritize and go after the ones that make the most sense, there is gaming and console applications, sound bars, PC speakers, digital signage and kiosks I talked to the retail there have been discussions between Parametric and casino companies, slot machines, entertaining somebody that’s in front of the equipment.

The hearing loss living room application in our opinion could be extremely big, there is a lot of people with hearing impairments, 48 million in United States alone and it takes 80% of them by the way don’t have hearing aids and it takes seven day years on average for someone that needs the hearing aid to actually go and get one, so you have a large population of people that are struggling with hearing don’t want to get or have a hearing aid that can benefit from the solution.

Over time home theater type of solutions leveraging the 3D sound although again this is not a living room filling, we don’t view this as competitive with normal speakers, it can do a very, very good job at giving a person in the room or a few people in the room an incredible audio experience though. And then something that Ken has talked about before there is some research going on that is demonstrating the ability to make the emitters transparent using glass and so with lot of inventions still needed there is a possibility in the future to actually have something like a tablet be able to generate audio right from the glass that’s still a ways out though and still frankly need some breakthroughs and some innovations.

So we are very excited by this, I laid out at the beginning a plan to get from $200 million to a $1 billion and let me just walk you through how I see that unfolding in the coming few years. Seven key drivers, three of them in our core business, in the Turtle Beach core business and then four of them around HyperSound, I will jump into the first one, so 2014 will be about console transition, one of the things if you look through the proxy or listen to some of the calls we’ve had again core Turtle Beach is in PlayStation and Xbox headsets, this year PlayStation just launched a week ago, there are a new PlayStation 4 and Xbox is launching an Xbox One tomorrow.

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This has last happened about eight years ago, when we call it a console transition, when it happens as if you look at history, the market has tended to take a big dip, leading up to the console transition followed by very aggressive growth after the transition, it’s somewhat kind of makes some sense, right if you have some new coming.

You will tend to buy less accessories, software, for the existing console. You will wait until the new one comes, and then you will buy the accessories or the software for the new one, or maybe figure out you can't afford the new one. And so you will start catching up on your purchases for the old one.

This year 2013, is a year of the console transition. So one of the things we've been – I’ve been very clear to make sure is well understood is that the company last year 2012, $207 million of revenue. $48 million I’ve been saying $46 million because the 48s got $2 million of a gain in it.

$46 million of EBITDA, very, very profitable, the numbers will be lower, this year because of this console transition but it will be followed by our expectation with very, very strong growth next year, as we get through the console transition. Very important dynamic to understand about the business, let me give you a few statistics, IDG is one of the companies that tracks console transition, you can see here a 11% decline from 2012 to 2013. The decline in the current generation console is about 30% by the way.

And their expected growth, 2013 to 2014 is about 46%, there are two other unique things on PlayStation 4, we have multiple headsets that work on PlayStation 4 including two new ones. Just launched last week, they sold 1 million units in the first day. The last PlayStation 3 launch these are U.S. numbers, sold 197,000 units in a week, so they are on a clip now. In fact they just read the new forecast from IDG that the provider of these numbers has just up their forecasts for 2013 sales of PlayStation 4 and Xbox One because of the first day already it hit their full year estimate for PlayStation 4.

A very, very important step for the industry, because people have been wondering are these new consoles going to do well, as things moving to mobile or not. And Sony’s launch here last week has demonstrated to everybody in a positive way that the new consoles are going to have very good demand. So PlayStation 4, we expect to have very good pickup in the business, and our PlayStation headsets both the rest of this year and next year.

Xbox One is a bit unique in a few ways. The audio is not opened, the chat audio is locked, you cannot get a headset working on the Xbox One without a proprietary adapter our expectation is that those adapters will not be available in mass, they maybe available in small quantities, but not a lot, what that means is that there will be essentially for the majority of the market a forced upgrade of the headsets. Everybody who has a headset on the 360 who wants to get an Xbox One and keep gaming with a headset will need the majority of them that can't get this proprietary adapter some other way, we'll need to buy a new headset, very dislocated single kind of trend – transition of fact top of the macro effect of the growing market from the new console launches.

As we stated a few weeks ago, Microsoft is launching the Xbox One tomorrow that Xbox One won’t have audio headset capability. So none of the headsets we have headsets ready by the way, it's us and one other provider that is a licensee to produce and sell headsets for the Xbox One two people right now no doubt they will license more people next year but right now it’s two of us. Us and a company that doesn't have any kind of real franchise in gaming.

But those headset sales will move from Q4 into early 2014. And we’re working very closely with Microsoft, on the schedule and frankly we’re using the extra time to build up supply for what we’ve expect will be a lot of pent-up demand. There will be a lot of frustrating gamers frankly with Xbox One because that want headsets and they will have to wait some months to get them.

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So very important part of the growth folding into that $200 million, to $1 billion expect a lot of good growth from the console transition in 2014 and in 2015. Second I will go through these a little bit more quickly PC Gaming Headset segment it's about one fifth of size in the U.S. but PC gaming is a bigger segment in some other countries Korea, Scandinavia, Germany for example. So we've launched three new headsets in the PC Gaming segment and I would expect some growth to come from market share gains in that segment.

We don't have a large market share today, we’re primarily been focused on console gaming, third part of our long-term strategy is to expand the umbrella of the consumers we serve in the core Turtle Beach side from gamers to what we call media, some music, movies and gaming as a part of it, especially mobile gaming. So we've launched two products.

The i60 and the i30 they are both on sale and through the Apple stores now very difficult to retail environment to get in. And they both deliver a level of technology at the price point which far exceeds anything else in the market that's one of the reasons why Apple is very excited about the headsets, again very consistent with our strategy to leverage technology innovation and good quality products.

And we've got competitive crowded space but we will start chipping away at the market slowly and I would expect some good growth from that segment over the next few years. Those are the three key pieces of the core Turtle Beach business let me now talk about HyperSound on the four drivers commercial business, the products are there they are selling today, the company has been as I mentioned pilots with McDonalds the commercial deployment with Build-A-Bear, lots of conversations with retail kiosk vendors and in 2014 I would expect a piece of growth from our combined business to come from the more rapid acceleration and ramp of the commercial business for HyperSound.

2015 meanwhile by the way we’re working on the first living room hearing impaired solution, and my expectation is that in 2015, and then after that a big piece of growth for the business will come from building out that market.

Third is consumer, there are a lot of good 3D sound kind of consumer solutions, from HyperSound those in the growth scenario and how I see it unfolding will hit in late 2015, and 2016. Intentionally prioritized behind the healthcare piece, because the healthcare piece is so big, and the value proposition is we think very strong. And then fourth, as the company has been as Parametric has been. We'll continue to focus on licensing opportunities in any segments that are not overlapping with a segment that we’re commercializing products.

We will invest and pursue licensing agreements, running a little bit low on time here. So let me summarize on this slide a few key things on the economics you can see core business grew $92 million to $207 million.

The business this year as I described the revenue will be lower than it was last year for the normal cyclical effect of the console transition, but then we expect good growth next year. Couple of other key things we have done with the business in the light of the console transition, we have launched some inventory management activities to make sure we don't go into this console transition with any inventory issues. And in general have increased and improved the infrastructure of the business added capacity and people where we needed it, when the business doubles in size you tend to fall a little bit behind on some of those investments.

So we have caught up on those in 2013, and are also preparing the business for 2014. We've also made investments in the categories like media headsets, which will hit the profit this year by a few million dollars. But we believe will pay off well over time. Well let me just say one other thing about the, so the combined business here these are pro forma financials if you look on, all the way to the right-hand side.

We combined a company will have very good revenue profit and economic characteristics here. And the ability for us on the Turtle Beach core business side to take some of that return and invested in Parametric should be very positive. Last quick thing on the capitalization of the company very important to know that the business is seasonal that the revolver on this page at $18 million will go up and down over the years in fact we stayed, we do about 50% of the Turtle Beach business in the last four months of the year.

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And because of that there is a large working capital requirement that tends to max out the revolver in the Q4 timeframe and then all the cash from all the sales comes in, in Q1 and the revolver gets worked down over time. So in summary, very excited about the combination of the business, we feel like we’ve got just an excellent foundation in the audio technology business we built in Turtle Beach with the innovations and the patents and the potential markets of Parametric, so we look forward to closing the deal at the end of the year here. Thank you very much.

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Cautionary Note on Forward-Looking Statements

Certain statements made in this transcript may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events including, without limitation, revenue goals and performance expectations of Turtle Beach and the combined company for 2013 and beyond; and management’s expectations regarding progress, customer interest and other developments across its business sectors and statements about the proposed transaction between Parametric and Turtle Beach, the terms, timing, conditions to and anticipated completion of the proposed transaction, the expected ownership of the combined company and the composition of the combined company´s management team, the potential benefits of the proposed transaction to the Parametric and Turtle Beach stockholders, Turtle Beach’s and the combined company´s plans, objectives, expectations and intentions with respect to future operations, technology and products, the anticipated financial position, operating results and growth prospects of Turtle Beach and of the combined company and other statements that are not historical in nature.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Parametric’s and the combined company´s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include, among others: the failure of the Parametric stockholders to approve the transaction, the failure of NASDAQ to authorize the continued listing of Parametric’s shares following the transaction; the risk that Turtle Beach’s operating results at closing will be lower than currently anticipated or the failure of either party to meet other conditions to the closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of Parametric and Turtle Beach may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; general business and economic conditions; the combined company´s possible need for and ability to obtain additional financing; the difficulty of developing audio products, obtaining any required approvals and achieving market acceptance; the marketing success of Parametric’s and the combined company´s licensees or sub licensees, if any. More detailed information on these and additional factors that could affect Parametric’s actual results are described in Parametric’s filings with the Securities and Exchange Commission, including the preliminary proxy statement and the most recent quarterly report on Form 10-Q.

All forward-looking statements in this transcript speak only as of the date of the conference call and are based on current beliefs and expectations. Parametric undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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Important Additional Information

This material and statements made in the web cast presentation is not a substitute for the definitive proxy statement that Parametric will file with the SEC related to the proposed merger. Parametric filed a preliminary proxy statement with the SEC on November 4, 2013 related to the proposed merger. Investors and security holders are urged to read the definitive proxy statement (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety because they contain important information about Parametric, Turtle Beach and the proposed transaction. The definitive proxy statement will be mailed to the stockholders of Parametric.

Investors and security holders may obtain free copies of the definitive proxy statement and other relevant documents filed with the SEC by Parametric at the SEC´s web site at www.sec.gov. Free copies of the definitive proxy statement and other documents filed with the SEC also can be obtained by directing a request to Parametric, Attention: Investor Relations, telephone: (888) 477-2150. In addition, investors and security holders may access copies of the documents filed with the SEC by Parametric on Parametric’s website at www.parametricsound.com.

Parametric and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release. Information regarding Parametric’s directors and executive officers is available in the preliminary proxy statement related to the proposed merger, which was filed with the SEC on November 4, 2013. If and to the extent that any of the Parametric participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this release, the details of those benefits will be described in the definitive proxy statement relating to the proposed transaction. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Parametric’s directors and executive officers in the proposed transaction by reading the definitive proxy statement when it becomes available.

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